AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Lease (**"Lease"**), dated for reference purposes only March 31, 2011, is made by and between Meridian Calloway, LLC, a California limited liability company (**"Lessor"**) and Tri-Valley Corporation, a Delaware corporation (**"Lessee"**), (collectively the **"Parties"**, or individually a **"Party"**).

1.2(a) **Premises:** That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 4927 Calloway Drive, located in the City of Bakersfield, County of Kern, State of California, with zip code ________, as outlined on Exhibit A attached hereto (**"Premises"**) and generally described as (describe briefly the nature of the Premises): condominium units 101 and 102 in 4909 Calloway Dr. containing approximately 6,272 gross square feet, as depicted in the site plan attached to this Lease

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, but subject to the terms of this Lease and to the Declaration (as defined in the Addendum attached to this Lease) Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (**"Building"**)and to the Common Areas (as defined in the Addendum~~Paragraph 2.7 below~~), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the **"Project."** (See also Paragraph 2)

1.2(b) **Parking:** Thirty-one unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3 **Term:** 5 years and 0 months (**"Original Term"**) commencing See Paragraph 50 (**"Commencement Date"**) and ending See Paragraph 50 (**"Expiration Date"**). (See also Paragraph 3)

1.4 **Early Possession:** None (**"Early Possession Date"**). (See also Paragraphs 3.2 and 3.3)

1.5 **Base Rent:** ~~$ ______ per month ("Base Rent"), payable on the first (1st) day of each month commencing~~ ______. See Paragraph 51. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 ~~**Lessee's Share of Common Area Operating Expenses:** ______ percent (______ %) ("Lessee's Share"). Lessee's Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee's Share to reflect such modification.~~

1.7 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $ 10,662.40 for the ~~period~~ 4th full month of the Original Term.

(b) **Common Area Operating Expenses:** $ 0.00 for the period ______.

(c) **Security Deposit:** $ 12,000.63 (**"Security Deposit"**). (See also Paragraph 5)

(d) **Other:** $ ______ for ______.

(e) **Total Due Upon Execution of this Lease:** $ 22,663.02.

1.8 **Agreed Use:** Professional office use. (See also Paragraph 6)

INITIALS

INITIALS

1.9 Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)

1.10 **Real Estate Brokers**: (See also Paragraph 15)

(a) **Representation**: The following real estate brokers (the **"Brokers"**) and brokerage relationships exist in this transaction (check applicable boxes):

☐ ______________________________ represents Lessor exclusively (**"Lessor's Broker"**);

☐ ______________________________ represents Lessee exclusively (**"Lessee's Broker"**); or

☑ Collier Tingey International represents both Lessor and Lessee (**"Dual Agency"**).

(b) **Payment to Brokers**: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of ________ or ________ % of the total Base Rent for the brokerage services rendered by the Brokers).

1.11 **Guarantor**. The obligations of the Lessee under this Lease are to be guaranteed by None ______________________________ (**"Guarantor"**). (See also Paragraph 37)

1.12 **Attachments**. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50 through 58;

☑ a site plan depicting the Premises;

☑ a site plan depicting the Project;

☐ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners' association;

☑ a Work Letter;

☐ other (specify): ______________________________

2. **Premises.**

2.1 **Letting**. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. **NOTE: Lessee is advised to verify the actual size prior to executing this Lease.**

2.2 **Condition**. Lessor shall deliver that portion of the Premises contained within the Building ("Unit") to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (**"Start Date"**), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (**"HVAC"**), loading doors, sump pumps, if any, and all other such elements in the PremisesUnit, (including, without limitation, Lessor's Work (as defined in the Addendum)) other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the PremisesUnit shall be free of material defects, and that the PremisesUnit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, use its reasonable efforts to cause the Association (as defined in the Addendum attached to this Lease) to rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days 6 months as to the remaining systems and other elements of the Premises Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 **Compliance**. Lessor warrants that to the best of its knowledge the improvements on the Premises (including, without limitation, Lessor's Work) and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (**"Applicable Requirements"**). Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, use its reasonable efforts to cause the Association to rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are

hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the ~~Unit,~~ Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the ~~Unit,~~ Premises and/or Building (**"Capital Expenditure"**), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds ~~6~~ 3 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to ~~6~~ 3 months' Base Rent. If Lessee elects termination, Lessee shall (i) immediately cease the use of the Premises which requires such Capital Expenditure within 30 days of the date that Lessee delivers such notice to Lessor electing to terminate this Lease, and (ii) deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or the costs thereof exceeds 6 month's Base Rent~~if Lessor reasonably determines that it is not economically feasible to pay its share thereof~~, Lessor shall have the option to terminate this Lease upon ~~90~~ 150 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 **Acknowledgements**. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and, except as set forth in Section 2.2 and 2.3 above, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants. Except as set forth in this Lease, Lessee accepts possession of the Premises in its AS IS condition.

2.5 ~~**Lessee as Prior Owner/Occupant**. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 **Vehicle Parking**. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called **"Permitted Size Vehicles."** Lessor and the Association may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor and the Association. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor and the Association for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor or the Association shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor or the Association.

2.7 **Common Areas - Definition**. The term **"Common Areas"** is defined in the Addendum. ~~as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective~~

employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Lessee's Rights.** Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 **Common Areas - Rules and Regulations.** Lessor or such other person(s) as Lessor may appoint The Association shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (**"Rules and Regulations"**) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor and the Association shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes.** Lessor The Association shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways so long as such changes to the Common Areas do not materially and adversely affect Lessee's access to the Premises or the number of parking spaces available to Lessee pursuant to Section 1.2(b) above;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof so long as the Association uses its reasonable efforts to minimize any inteference with Lessee's business in connection with such use; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate so long as such acts and changes to not permanently materially and adversely affect Lessee's access to the Premises or the number of parking spaces available to Lessee pursuant to Section 1.2(b) above.

3. **Term.**

3.1 **Term.** The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 **Early Possession.** If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 **Delay In Possession.** Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 **Lessee Compliance.** Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. **Rent**.

4.1. **Rent Defined**. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("**Rent**").

4.2 **Common Area Operating Expenses"**. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) The following costs relating to the ownership and operation of the Project are defined as **"Common Area Operating Expenses"**:

(i) Costs relating to the operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management, security services, owner's association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas and Common Area equipment.

(v) Any increase above the Base Real Property Taxes (as defined in Paragraph 10).

(vi) Any "Insurance Cost Increase" (as defined in Paragraph 8).

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) Auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such capital improvement in any given month.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor's estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments during such year exceed Lessee's Share, Lessor shall credit the amount of such over-payment against Lessee's future payments. If Lessee's payments during such year were less than Lessee's Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses shall not include the cost of replacing equipment or capital components such as the roof, foundations, exterior walls or Common Area capital improvements, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more.

(f) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3 **Payment.** Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any

Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent ~~and Common Area Operating Expenses~~, and any remaining amount to any other outstanding charges or costs.

5. **Security Deposit**. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof to the extent permitted under California Civil Code Section 1950.7. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.~~ Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. **Use**.

6.1 **Use**. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 **Hazardous Substances**.

(a) **Reportable Uses Require Consent**. The term **"Hazardous Substance"** as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. **"Reportable Use"** shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor**. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation**. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense,comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by

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or for Lessee, or any third party.

(d) **Lessee Indemnification**. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises during the Term of this Lease by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the ~~Project~~Premises not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) **Lessor Indemnification**. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations**. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee taking possession, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) **Lessor Termination Option**. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, (and provided, that Lessor terminates all of the other leases in the Project to which Lessor is also the lessor to the extent that the premises leased under such other leases are similarly or more severly affected by the Hazardous Substance Condition), give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

6.3 **Lessee's Compliance with Applicable Requirements**. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 **Inspection; Compliance**. Lessor and Lessor's **"Lender"** (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent as a result of the acts of Lessee or Lessee's agents, consultants, contractors, employees, licensees or invitees, or the inspection is requested or ordered by a governmental authority in connection with the acts of Lessee or Lessee's agents, consultants, contractors, employees, licensees or invitees. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (**MSDS**) to Lessor within 10 days of the receipt of written request therefor.

7. **Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations**.

7.1 **Lessee's Obligations**.

(a) **In General**. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use and (i) located within the Premises regardless of whether located above or below ground, or (ii) located outside the Premises, but above ground, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) **Service Contracts**. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) **Failure to Perform**. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) **Replacement**. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 **Lessor's Obligations**. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.254 (AssessmentsCommon Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall use its reasonable efforts to cause the Association to keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions**. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term **"Trade Fixtures"** shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term **"Alterations"** shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. **"Lessee Owned Alterations and/or Utility Installations"** are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent**. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's and the Association's prior written consent, which consent for non-structural Alterations or Utility Installation from Lessor shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor and the Association, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor and the Association. Lessor and the Association may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor and the Association. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor or the Association shall be presented to Lessor and the Association in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor and the Association with copies of both the permits and the plans and specifications prior to

commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor and the Association with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor or the Association may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Liens; Bonds**. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor, the Association and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor or the Association shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor and the Association against liability for the same. If Lessor or the Association elects to participate in any such action, Lessee shall pay Lessor's and the Association's attorneys' fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership**. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal**. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations, to the extent the same are not customary office improvements, be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) **Surrender; Restoration**. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. **Insurance; Indemnity.**

8.1 ~~**Payment of Premium Increases.**~~

~~(a) As used herein, the term **"Insurance Cost Increase"** is defined as any increase in the actual cost of the insurance applicable to the Building and/or the ProjectPremises and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), (**"Required Insurance"**), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the **"Base Premium."** The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).~~

~~(b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.~~

8.2 **Liability Insurance.**

(a) **Carried by Lessee**. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single

limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $1,000,000 $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "**insured contract**" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) **Carried by Lessor**. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements**. Lessee acknowledges that the Association is required to Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the the Building and other portions of the Project Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b) **Rental Value**. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value Insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) **Adjacent Premises**. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) **Lessee's Improvements**. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 **Lessee's Property; Business Interruption Insurance.**

(a) **Property Damage**. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) **Business Interruption**. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) **No Representation of Adequate Coverage**. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies**. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-, VI, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 **Waiver of Subrogation**. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and Lessee hereby releases and relieves the Association, and waive their entire right to recover damages against the other, and Lessee against the Association, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee or the

Association, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity**. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 **Exemption of Lessor and its Agents from Liability**. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, ~~neither~~ Lessor, the Association and their ~~nor its~~ agents shall not be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant in the Project~~of Lessor~~ or from the failure of Lessor or another condominium owner in the Project or ~~its~~ their agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 **Failure to Provide Insurance**. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor and the Association to risks and potentially cause Lessor and the Association to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. **Damage or Destruction**.

9.1 **Definitions**.

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance required to be maintained by the Association pursuant to the Declaration ~~described in Paragraph 8.3(a)~~, irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 **Partial Damage - Insured Loss**. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall~~, at Lessor's expense,~~ use its reasonable efforts to cause the Association to repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $2,500 ~~10,000~~ or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair~~, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available,~~ Lessor shall have no

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obligation to pay for the shortage in insurance proceeds or to ~~fully~~ restore the ~~unique aspects of the~~ Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) use its reasonable efforts to cause the Association to repair such damage as soon as reasonably possible ~~at Lessor's expense~~, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to use its reasonalbe efforts to cause the Association to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction.** Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 30~~60~~ days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term.** If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective ~~60~~ 30 days following the date of occurrence of such damage by giving a written termination notice to the other party to this Lease ~~Lessee~~ within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies.**

(a) **Abatement.** In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired~~, but not to exceed the proceeds received from the Rental Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) **Remedies.** If Lessor is obligated to use its reasonable efforts to cause the Association to repair or restore the Premises and the Association does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such Premises Partial Damage~~such obligation shall accrue~~, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments.** Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10. **Real Property Taxes.**

10.1 **Definitions.**

(a) **"Real Property Taxes."** As used herein, the term "**Real Property Taxes**" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises~~Project~~, Lessor's right to other income therefrom,

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and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the PremisesProject address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the PremisesProject, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

(b) **"Base Real Property Taxes."** As used herein, the term **"Base Real Property Taxes"** shall be the amount of Real Property Taxes, which are assessed against the PremisesPremises, Building, Project or Common Areas in the calendar year 2011during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 **Payment of Taxes.** Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 **Additional Improvements.** Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other tenants or by Lessor for the exclusive enjoyment of such other Tenants. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor, within 10 days of demand therefor, at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 **Joint Assessment.** If the Building Premises is not separately assessed, Real Property Taxes allocated to the BuildingPremises shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 **Personal Property Taxes.** Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **Utilities and Services.** Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. **Assignment and Subletting.**

12.1 **Lessor's Consent Required.**

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, **"assign or assignment"**) or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. **"Net Worth of Lessee"** shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled

during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

(h) So long as Lessee is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Paragraph 12, Lessee may assign its entire interest under this Lease, without the consent of Lessor, to (i) an affiliate, subsidiary, or parent of Lessee, or a corporation, partnership or other legal entity wholly owned by Lessee (collectively, an "Affiliated Party"), or (ii) a successor to Lessee by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such assignment a "Permitted Transfer"): (1) Lessee is not in default under this Lease; (2) Lessee shall give Lessor written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (3) with respect to a proposed Permitted Transfer to an Affiliated Party, Lessee continues to have a net worth equal to or greater than Lessee's net worth at the date of this Lease; and (4) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Lessee ceasing to exist as a separate legal entity, (a) Lessee's successor shall own all or substantially all of the assets of Lessee, and (b) Lessee's successor shall have a net worth which is at least equal to the greater of Lessee's net worth at the date of this Lease or Lessee's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Lessee's notice to Lessor shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Lessor, Lessee's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Lessee's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Lessee or at least 51% of whose voting equity is owned by Lessee; and (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Lessee. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Lessee named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Lessor hereunder.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, no assignment or subletting shall : (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee pursuant to Paragraph 58 of ~~by~~ this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 **Additional Terms and Conditions Applicable to Subletting.** The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. **Default; Breach; Remedies.**

13.1 **Default; Breach.** A **"Default"** is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a **"debtor"** as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 **Remedies.** If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had

been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 ~~**Inducement Recapture**. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "**Inducement Provisions**", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

13.4 **Late Charges**. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest**. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("**Interest**") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 **Breach by Lessor**.

(a) **Notice of Breach**. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) **Performance by Lessee on Behalf of Lessor**. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, ~~provided however, that such offset shall not exceed an~~

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~~amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from Lessor for any such expense in excess of such offset.~~ Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. **Condemnation.** If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively **"Condemnation"**), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises~~Unit~~, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. ~~**Brokerage Fees.**~~

~~15.1 **Additional Commission.** In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

~~15.2 **Assumption of Obligations.** Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.~~

~~15.3 **Representations and Indemnities of Broker Relationships.** Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.~~

16. **Estoppel Certificates.**

(a) Each Party (as **"Responding Party"**) shall within 10 days after written notice from the other Party (the **"Requesting Party"**) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current **"Estoppel Certificate"** form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. **Definition of Lessor.** The term "**Lessor**" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. **Severability**. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. **Days**. Unless otherwise specifically indicated to the contrary, the word "**days**" as used in this Lease shall mean and refer to calendar days.

20. **Limitation on Liability**. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor's ~~, or its~~ partners, members, directors, officers or shareholders, and Lessee shall look to the ~~Premises~~Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. **Time of Essence**. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. **No Prior or Other Agreements; Broker Disclaimer**. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. **Notices**.

23.1 **Notice Requirements**. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice**. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. **Waivers**.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. **Disclosures Regarding The Nature of a Real Estate Agency Relationship**.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) *Lessor's Agent*. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: *To the Lessor*: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. *To the Lessee and the Lessor*: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) *Lessee's Agent*. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. *To the Lessee*: A fiduciary duty of utmost care, integrity, honesty, and loyalty in

dealings with the Lessee. *To the Lessee and the Lessor*: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) *Agent Representing Both Lessor and Lessee*. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

26. **No Right To Holdover**. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150 of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. **Cumulative Remedies**. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. **Covenants and Conditions; Construction of Agreement**. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. **Binding Effect; Choice of Law**. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. **Subordination; Attornment; Non-Disturbance**.

30.1 **Subordination**. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, **"Security Device"**), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as **"Lender"**) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment**. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 **Non-Disturbance**. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a **"Non-Disturbance Agreement"**) from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the

execution and delivery of a Non-Disturbance Agreement.

30.4 **Self-Executing**. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. **Attorneys' Fees**. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. ~~In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).~~

32. **Lessor's Access; Showing Premises; Repairs**. Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. **Auctions**. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. **Signs**. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. **Termination; Merger**. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. **Consents**. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. ~~Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.~~ Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. **Guarantor**.

37.1 **Execution**. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association,.

37.2 **Default**. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. **Quiet Possession**. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. **Options**. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 **Definition**. "**Option**" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 **Options Personal To Original Lessee.** Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 **Multiple Options.** In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. **Security Measures.** Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. **Reservations.** Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. **Performance Under Protest.** If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

43. **Authority.; Multiple Parties; Execution.**

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. **Conflict.** Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. **Offer.** Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. **Amendments.** This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. ~~**Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.**~~

48. **Mediation and Arbitration of Disputes.** An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

49. **Americans with Disabilities Act.** Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE

THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: San Ramon CA.
On: April 12, 2011

By LESSOR:
Meridian Calloway, LLC,
a California limited liability company

By: Meridian Property Company
Name Printed: William W Schmitt
Title: Managing Member

By: William W Schmitt
Name Printed: William W. Schmitt
Title: Vice President

Address: 3000 Executive Parkway, Suite ~~160~~ 450
San Ramon, California 94583

Telephone: (925) 302-1400
Facsimile: (925) 302-1410
Federal ID No.

Executed: BAKERSFIELD, CALIFORNIA
On: APRIL 8, 2011

By LESSEE:
Tri-Valley Corporation,
a Delaware corporation

By: John E. Durbin
Name Printed: JOHN E. DURBIN
Title: CHIEF FINANCIAL OFFICER

By:
Name Printed:
Title:

Address: 4550 California Ave. #600
Bakersfield, California 93309

Telephone: (661) 864-0500
Facsimile: (661) 864-0600
Federal ID No. 84-0617433

BROKER:

BROKER:

INITIALS

INITIALS

Att:	Att:
Title:	Title:
Address:	Address:
Telephone:( )	Telephone: ( )
Facsimile:( )	Facsimile:( )
Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

Addendum to
AIR Commercial Real Estate Association
Standard Industrial/Commercial Multi-Tenant Lease – Gross dated March 31, 2011
between Meridian Calloway, LLC, a California limited liability company, as Lessor, and
Tri-Valley Corporation, a Delaware corporation, as Lessee

THIS ADDENDUM ("**Addendum**") is made by and between Meridian Calloway, LLC, a California limited liability company ("**Lessor**") and Tri-Valley Corporation, a Delaware corporation ("**Lessee**") to be part of that certain AIR Commercial Real Estate Association - Standard Industrial/Commercial Multi-Tenant Lease – Gross dated the same date hereof (the "**Lease**"), relative to the premises ("**Premises**") consisting of Units 101 and 102, as set forth on the site plan attached to the Lease, in the building (the "**Building**") located at 4927 Calloway Drive, Bakersfield, California. Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in the Lease, the Lease is hereby modified and supplemented as set forth below. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease, unless specifically defined herein. In the event of any conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall govern.

50. Term; Commencement Date; Expiration Date. The Original Term of the Lease shall commence on the date ("**Commencement Date**") that Lessor delivers possession of the Premises to Lessee with "Lessor's Work" (as defined in the Work Letter attached to the Lease) Substantially Completed (as defined in the Work Letter attached to the Lease). The Original Term shall expire on the date ("**Expiration Date**") that is five (5) years after the Commencement Date; provided, however, that if such Expiration Date of the Original Term falls on any day other than the last day of a calendar month, then the Expiration Date shall be extended to the last day of that calendar month.

This Lease will not be void or voidable, nor will Lessor be liable to Lessee for any loss or damage resulting from a delay in the occurrence of the Commencement Date, whether resulting from a delay or failure in Lessor constructing the Lessor's Work and/or otherwise. If the delay in delivery of possession is caused by Lessee, then, for purposes of determining the Commencement Date, the Commencement Date shall be deemed to be the date such delivery would have occurred but for Lessee's delay.

Lessor and Lessee acknowledge that Lessor and Lessee estimate that the Commencement Date will occur on or before July 31, 2011 ("**Expected Commencement Date**"). Notwithstanding the foregoing, if the Commencement Date occurs after the Expected Commencement Date, Lessor shall provide Lessee with a one-time credit against Lessee's Base Rent obligations next due in an amount equal to lesser of (1) the product of (i) the amount of days after the Expected Commencement Date that the Commencement Date occurs, and (ii) $416.67, or (2) $37,500.00.

If the Commencement Date does not occur on or before October 31, 2011 ("**Termination Election Date**"), then Lessee shall have the right to terminate this Lease by delivering written notice to Lessor at anytime prior to the date that the Commencement Date occurs, in which event this Lease shall terminate on the date that is thirty (30) days after the date that Lessee delivers the termination notice to Lessor unless, within such thirty (30) day period, the Commencement Date occurs. If the Lease is so terminated, Lessor and Lessee shall have no obligations to each other under the Lease.

If the delay in the Commencement Date is caused by Lessee, then, for purposes of determining the Commencement Date, the Commencement Date shall be deemed to be the date such delivery would have occurred but for Lessee's delay.

Initials:

51. Base Rent. Paragraph 1.5 of the Lease is hereby deleted and replaced with the following:

Lessee agrees to pay Lessor, as base rent ("**Base Rent**") for the Premises the following amounts per month, payable on the first day of each month commencing on the Commencement Date.

Full Months of Term	Monthly Base Rent	
1-3*	$0.00	
4-15	$10,662.40	127948.80
16-27	$10,982.27	131787.24
28-39	$11,311.74	135740.88
40-51	$11,651.09	139813.08
52-63	$12,000.63	144007.56

* If the Original Term commences on a day other than the first day of a calendar month, then the Base Rent for such partial month shall be at a prorated rate equal to the monthly Base Rent payable for the 4th full month of the Original Term based upon a thirty (30) day month.

52. Definitions. The term "**Project**" as used herein shall mean and collectively refer to the real property described as "Parcel Map No. 11728 for Commercial Condominium Purposes" filed for record in the Office of the Recorder of Kern County, California, on July 30, 2008, in Book 56 of Parcel Maps, pages 145 and 146", and all structures and improvements erected or to be erected thereon, including, without limitation, the Building and the other buildings constructed thereon. The term "**Condominium**" as used herein shall mean and refer to an estate in real property as defined in California Civil Code §§783 and 1351(f), consisting of separate interests in Units 101 and 102in the Building, and an undivided interest in the Common Area and other rights appurtenant to Units 103, 104 and 105 as set forth in the Declaration. The "**Premises**" consist of Units 101 and 102, as set forth in the Site Plan attached to the Lease. The term "**Common Areas**" as used herein shall mean and collectively refer to the entire Project, other than and excluding the portions of the Project which are not owned in common with the other owners of the condominiums of the Project, as more particularly described in the Declaration. The Condominium is subject to the Declaration of Covenants and Restrictions for Meridian Professional Center – Bakersfield, a Condominium Project ("**Declaration**") recorded in the real property records of Kern County as Document Number 0208154364. The "**Association**" shall mean and refer to the Meridian Professional Center Bakersfield Owners Association, a California nonprofit mutual benefit corporation. The "**Board**" shall mean and refer to the governing body of the Association.

53. Common Areas. Lessee shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Project, subject to the terms of the Lease and the Declaration.

54. Assessments.

54.1 **Assessments**. As used herein, the term "**Assessments Increase**" is defined as any increase in the sum of the Regular Assessments, Special Assessments and Cost Reimbursement Assessments levied against the Premises pursuant to the Declaration over and above the Base Assessments. The "**Base Assessments**" is defined as the sum of the Regular Assessments, Special Assessments and Cost Reimbursement Assessments levied against the Premises pursuant to the Declaration for calendar year 2011. If the Premises are not separately assessed, then the sum of the Regular Assessments, Special Assessments and Cost Reimbursement Assessments levied against the

Initials:

Premises shall be an equitable portion of the Regular Assessments, Special Assessments and Cost Reimbursement Assessments levied against the condominium unit(s) of which the Premises are a part, based on the square footage of the Premises to the total square footage of the condominium unit(s) of which the Premises are a part. Lessee shall reimburse Lessor for the Assessments Increase.

The term "**Regular Assessments**" as used herein shall mean assessments established and levied by the Board to cover Common Expenses and perform the duties and obligations of the Association during each fiscal year of the Association. The term "**Common Expenses**" shall mean the actual and estimated expenses of operating, maintaining, repairing or replacing the Common Area and the improvements within the Common Area and any reasonable reserve for such purposes as found and determined by the Board and all sums designated Common Expenses by or pursuant to the Project Documents (as defined in the Declaration). Common Expenses shall also include the actual and estimated expenses of periodic maintenance and testing of all built in fire protection devices, sprinkler systems, or equipment, and the cost of electrical, water, and heating and cooling services to the Common Area and the Premises and other units in the Buildings to the extent provided in the Declaration. Common Expenses shall also include any Association Assessments. Association Assessments shall mean the assessments levied by the Association pursuant to the Declaration.

The term "**Special Assessments**" as used herein shall mean assessments levied by the Board in order to raise funds for unexpected operating or other costs, insufficient operating or reserve funds, or such other purposes as the Board in its discretion considers appropriate.

The term "**Cost Reimbursement Assessments**" as used herein shall mean assessment levied by the Board in order to reimburse the Association (as defined in the Declaration) for the actual costs or portion of the actual costs of providing specific services to the Premises, including electrical service, water service, garbage services and similar services.

Notwithstanding anything to the contrary contained in this Lease, Regular Assessments, Special Assessments and Cost Reimbursement Assessments shall not include any of the items set forth on Exhibit A attached hereto.

Commencing on the thirteenth (13th) full month of the Original Term, Lessee shall reimburse Lessor for the Assessments Increase.

54.2 **Tax Expenses**: As used herein, the term "**Real Property Taxes Increase**" is defined as any increase in Real Property Taxes over and above the Base Real Property Taxes.

Notwithstanding anything to the contrary contained in this Lease, if the Premises are sold during the Original Term of this Lease, then either of the following shall occur (such election to be made by Lessor, at Lessor's sole discretion: (i) for purposes of calculating the Real Property Taxes Increase only, Real Property Taxes during the Original Term (but not during any extended or option terms of this Lease) shall not be deemed to include any increases in Real Property Taxes due to the sale of the Premises; or (ii) Lessor shall provide Lessee with a credit against Lessee's Base Rent obligations next due in a total amount equal to the portion of the Real Property Taxes Increase payable by Lessee for the remainder of the Original Term due to such sale.

Commencing on the thirteenth (13th) full month of the Original Term, Lessee shall reimburse Lessor for the Real Property Taxes Increase.

Initials:

54.3 **Insurance Expenses:** As used herein, the term "**Insurance Cost Increase**" is defined as any increase in the insurance premiums of the insurance carried by Lessor for the Premises over and above the Base Premium, as hereinafter defined, calculated on an annual basis. The "**Base Premium**" shall be the annual insurance premiums of the insurance carried by Lessor for the Premises for calendar year 2011. If the policies of insurance maintained by Lessor insures other premises in addition to the Premises, then Lessee shall be responsible for its pro-rata share of the Insurance Expenses, determined by a fraction, the numerator of which is the rentable square feet in the Premises, and the denominator of which is the total rentable square feet covered by such policies of insurance.

Commencing on the thirteenth (13th) full month of the Original Term, Lessee shall reimburse Lessor for the Insurance Cost Increase.

54.4 **Payment of Expenses:** Lessor shall estimate (i) the Assessments Increase, (ii) Insurance Cost Increase, and (iii) Real Property Taxes Increase for calendar year 2012. Commencing on the thirteenth (13th) full month of the Original Term,, one-twelfth (1/12th) of this estimated amount shall be paid by Lessee to Lessor, as "**Additional Rent**", and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Lessor may estimate such expenses for each calendar year during the Term of this Lease and Lessee shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Lessee's obligation to pay Assessments Increase, Insurance Cost Increase and Real Property Taxes Increase shall survive the expiration or earlier termination of this Lease.

54.5 **Annual Reconciliation:** By June 30th of each calendar year, or as soon thereafter as reasonably possible, Lessor shall furnish Lessee with an accounting of actual and accrued Assessments Increase, Insurance Cost Increase and Real Property Taxes Increase. Within thirty (30) days of Lessor's delivery of such accounting, Lessee shall pay to Lessor the amount of any underpayment. Notwithstanding the foregoing, failure by Lessor to give such accounting by such date shall not constitute a waiver by Lessor of its right to collect any underpayment by Lessee at any time. Lessor shall credit the amount of any overpayment by Lessee toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Lessee as soon as possible thereafter. If the Term of the Lease expires prior to the annual reconciliation of expenses Lessor shall have the right to reasonably estimate Assessments Increase, Insurance Cost Increase and Real Property Taxes Increase. Failure by Lessor to accurately estimate Assessments Increase, Insurance Cost Increase and Real Property Taxes Increase or to otherwise perform such reconciliation of expenses shall not constitute a waiver of Lessor's right to collect any of Lessee's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

55. Signage. Lessee shall be permitted to install a sign bearing its name on the Building, to the extent permitted by the Declaration and by the City of Bakersfield. The location of the sign shall be designated by Lessor.

56. Option to Extend. Lessor hereby grants to Lessee, one (1) option to extend the term of the Lease for a period of five (5) years ("**Option Term**"), which option shall be exercisable only by written notice ("**Option Notice**") delivered by Lessee to Lessor as provided in Paragraph 56(b) below. Lessee shall not have the rights contained in this Paragraph 56 if, as of the date of the Option Notice or, at Lessor's option, as of the commencement of the Option Term, any circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease, Lessee does not physically occupy the entire Premises or if any portion of the Premises is subject to a sublease, if the Lease has been assigned.

Initials:

(a) **Option Rent**. The monthly Base Rent payable by Lessee during the Option Term (the "**Option Rent**") shall be equal to the greater of (i) ninety-five percent (95%) of the fair market rent for the Premises as of the commencement date of the Option Term ("**Method 1**"), or (ii) the monthly Base Rent payable for the last twelve (12) months of the prior term (without reduction by reason of any offset or rent abatement) ("**Method 2**"). The fair market rent shall be the rental rate at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in the Project or in other first-class office centers in the City of Bakersfield.

Regardless of how the monthly Base Rent for the Option Term is determined, at each anniversary of the commencement of the Option Term (each such anniversary, the "**Adjustment Date**"), the monthly Base Rent shall be increased by three percent (3%) of the scheduled monthly Base Rent payable for the month prior to the applicable Adjustment Date (without reduction by reason of any offset or rent abatement).

(b) **Exercise of Option**. The option contained in this Paragraph 56 shall be exercised by the Lessee, if at all, only in the following manner: (i) Lessee shall deliver written notice ("**Interest Notice**") to Lessor no later than six (6) months prior to the expiration of the then current Term of this Lease, stating that Lessee is interested in exercising its option; (ii) Lessor, after receipt of the Interest Notice, shall deliver notice (the "**Option Rent Notice**") to Lessee setting forth Lessor's determination of the Option Rent; and (iii) if Lessee wishes to exercise such option, Lessee shall, within ten (10) days after Lessee's receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Lessor and upon, and concurrent with, such exercise, but provided that Option Rent determined by Lessor is determined based on Method 1, Lessee may, at its option, object to the Option Rent determined by Lessor.

If Lessor's determination of the Option Rent is based on Method 1 and if Lessee exercises the option to extend but objects to the Option Rent contained in the Option Rent Notice, then the Option Rent shall be determined as set forth in Paragraph 56(c) below. Failure of Lessee to deliver the Interest Notice to Lessor on or before the date specified in (i) above or to deliver the Option Notice to Lessor on or before the date specified in (iii) above shall be deemed to constitute Lessee's failure to exercise its option to extend. If Lessee timely and properly exercises its option to extend, the Term of this Lease, subject to Paragraph 56(c) below, shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the monthly Base Rent shall be as indicated in the Option Rent Notice or as determined in accordance with Paragraph 56(c), as applicable, and all references herein to the Term of this Lease shall include the Option Term.

(c) **Determination of Option Rent**. In the event Lessor's determination of the Option Rent is based on Method 1 and Lessee exercises its option to extend but objects to Lessor's determination of the Option Rent concurrently with its exercise of the option to extend, Lessor and Lessee shall attempt to agree in good faith upon the Option Rent. If Lessor and Lessee fail to reach agreement within twenty (20) days following Lessee's delivery of the Option Notice (the "**Outside Agreement Date**"), then each party shall make a separate determination of the Option Rent, within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Paragraphs 56(c)(i) through 56(c)(vii) below.

(i) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class commercial properties in the City of Bakersfield. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Option Rent is the closest to the actual fair market rent, as determined by the arbitrators, taking

Initials:

into account the requirements of Paragraph 56(a) of this Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

(ii) The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii) The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Option Rent and shall notify Lessor and Lessee thereof.

(iv) The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee as to the what the fair market rent is; provided, however, that in no event shall the monthly Base Rent for the Option Term be less than the monthly Base Rent determined pursuant to Method 2.

(v) If either Lessor or Lessee fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

(vi) If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Paragraph 56(c).

The cost of arbitration shall be paid by Lessor and Lessee equally.

57. SNDA. Lessor shall use its reasonable efforts to deliver to Lessee a Subordination, Non-disturbance and Attornment Agreement ("**SNDA**") executed by Lessor's lender for the Premises within ten (10) business days of the date of the Lease (as set forth in Section 1.1 of the Lease). In the event the Lessor does not deliver to Lessee such SNDA within such ten (10) business day period, then Lessee shall have the right to terminate the Lease by delivering written notice to Lessor within ten (10) days of the end of such ten (10) business day period (in which event Lessor shall return to Lessee the amount received by Lessor pursuant to Section 1.7 of the Lease). If Lessee does not deliver to Lessor a termination notice within such ten (10) day period, then Lessee shall not have the right to terminate this Lease and this Section 57 shall be null and void.

58. Right of First Refusal. Provided a Breach does not then exist, if Lessor shall receive an offer to purchase the entire Condominium from an unaffiliated third party ("**Third Party Purchaser**") which Lessor in its sole discretion would like to accept (an "**Offer**"), Lessor shall give written notice to Lessee, together with the material terms and conditions of the Offer (the "**Offer Conditions**"), and Lessee shall have the option to purchase the Condominium, as follows:

(i) For a period of three (3) business days following receipt of such notice and Offer Conditions, Lessee shall have the right and option, exercisable by written notice to Lessor given within said three (3) business day period, to elect to purchase the Condominium at the purchase price offered by the unaffiliated Third Party Purchaser and upon all the Offer Conditions except that (i) no contingencies

Initials:

contained in the Offer Conditions as to environmental assessments, engineering studies, inspection of the Condominium, sale of other property or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Condominium which pertains to the condition of the Condominium, the Third Party Purchaser's ability to take certain action or any other factor beyond the control of Lessor, shall apply to Lessee's obligation to purchase the Condominium under this Section 58, and Lessee shall be obligated to purchase the Condominium without any such condition or contingency, (ii) any contingency as to availability of financing contained in the Offer Conditions shall expire on the date that is the earlier of (1) the date set forth in the Offer Conditions, or (2) the date that is thirty (30) days after the date of Lessee's timely notice to Lessor of its intention to purchase the Condominium upon the Offer Conditions, and (iii) the closing date shall be as set forth in Section 58(iii) below. Any election by Lessee to purchase the Condominium which is conditional or varies from the purchase price offered by the unaffiliated Third Party Purchaser or the Offer Conditions shall be invalid, and Lessor shall have the rights specified in Section 58(ii).

(ii) If, at the expiration of the aforesaid three (3) business day period, Lessee shall have failed to exercise the aforesaid option, Lessor may sell the Condominium to such Third Party Purchaser upon the Offer Conditions.

(iii) The closing date for any purchase of the Condominium by Lessee pursuant to this Section 58 shall be forty-five (45) days after the date of Lessee's timely notice to Lessor of its intention to purchase the Condominium upon the Offer Conditions. At such closing Lessor shall convey the Condominium to Lessee in accordance with, and Lessee shall pay to Lessor the purchase price and other consideration set forth in, the notice and Offer Conditions.

(iv) IF LESSEE FAILS TO EXERCISE THE RIGHT OF FIRST REFUSAL GRANTED PURSUANT TO THIS SECTION 58 AND THE SALE TO THE THIRD PARTY PURCHASER IS CONSUMMATED, OR IF THE TERM OF THIS LEASE SHALL TERMINATE OR EXPIRE, OR IF THE ORIGINAL NAMED LESSEE HEREIN SHALL ASSIGN ITS INTEREST IN THIS LEASE AS PERMITTED BY THE TERMS OF THIS LEASE, SUCH RIGHTS OF FIRST REFUSAL GRANTED PURSUANT TO THIS SECTION 58 SHALL TERMINATE AND BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT. IN SUCH EVENT LESSEE SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LESSOR SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS RIGHT OF FIRST REFUSAL.

(v) If Lessee does not exercise its right of first refusal to purchase the Condominium and the Condominium are transferred to a Third Party Purchaser, Lessee will attorn to any Third Party Purchaser as Lessor so long as such Third Party Purchaser and Lessor notify Lessee in writing of such transfer. At the request of Lessor, Lessee will execute such documents confirming the agreement referred to above and such other agreements as Lessor may reasonably request, provided that such agreements do not increase the liabilities and obligations of Lessee hereunder.

(vi) The provisions of this Section 58 shall not apply to or prohibit (1) any mortgaging, subjection to deed of trust or other hypothecation of Lessor's interest in the Condominium, (2) any sale of the Condominium pursuant to a private power of sale under or judicial foreclosure of any mortgage or other security instrument or device to which Lessor's interest in the Condominium is now or hereafter subject, (3) any transfer of Lessor's interest in the Condominium to a lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure, (4) any transfer of the Condominium to any governmental or quasi governmental agency with power of condemnation, (5) any transfer of the Condominium to any affiliate, parent or subsidiary of Lessor, (6)

Initials:

any person or entity to whom Lessor sells all or substantially all of its assets, or (7) any transfer of the Condominium to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (1) through (7). Notwithstanding anything contained herein, if the Condominium is transferred or conveyed by any means described in clauses (2), (3) or (7) (with respect to successors or assigns of persons or entities described in clauses (2) and (3) above) above, Lessee's right of first refusal set forth in this Section 58 shall terminate be deemed null and void, and thereafter, shall not be binding on lender, its designee or any other person or entity acquiring title to the Condominium pursuant to clauses (2), (3) or (7) (with respect to successors or assigns of persons or entities described in clauses (2) and (3) above) above. Nothing herein shall prohibit Lessee's right to bid on the Condominium at any foreclosure sale pursuant to applicable law.

Initials:

Lessor:

Meridian Calloway, LLC, a California limited liability company

By: Meridian Property Company
Its: Managing Member

By: William W. Schmitt
Name: William W. Schmitt
Its: Vice President

By: ______________________
Name: ______________________
Its: ______________________

Lessee:

Tri-Valley Corporation, a Delaware corporation

By: John E. Durbin
Name: JOHN E. DURBIN
Its: CHIEF FINANCIAL OFFICER

Initials: ______

EXHIBIT A
EXCLUSIONS FROM
REGULAR ASSESSMENTS, SPECIAL ASSESSMENTS AND COST REIMBURSEMENT ASSESSMENTS

1. Costs associated with the operation of the business of the ownership or entity which constitutes "Lessor", as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with Building management, or outside fees paid in connection with disputes with other tenants;

2. Costs incurred in connection with the construction of the Building or in connection with any major change in the Building, including but not limited to correcting defects in or inadequacy of the initial design or construction of the Building;

3. Depreciation, interest and principal payments on mortgages, and other debt costs, if any;

4. Costs associated with replacement and/or major repair to the roof;

5. Expenses directly resulting from the negligence of Lessor, its agents, servants or employees;

6. Legal fees, space planners' fees, real estate brokers' leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

7. Costs for which Lessor is reimbursed by its insurance carrier or any tenant's insurance carrier;

8. Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

9. The expense of extraordinary services provided to other tenants in the Building;

10. The wages of any employee who does not devote substantially all of his or her time to the Building.

11. Fines, penalties, and interest;

12. Insurance deductible expenses for any and all claims made by Lessor.

13. Amounts paid as ground rental by Lessor;

14. Any recalculation of or additional Operating Costs actually incurred more than two (2) years prior to the year in which Lessor proposes that such costs by included.

15. Costs incurred due to Lessor's failure to comply with laws enacted on or before the date the Building's Temporary Certificate of Occupancy is validly issued.

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16. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

17. Costs of a capital nature including, without limitation, capital improvements and replacements, capital repairs, capital equipment and capital tools, under generally accepted accounting principles, other than costs incurred to comply with Applicable Requirements.

18. Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis.

19. Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services.

20. All items and services for which Lessee or any other tenant in the Building reimburses Lessor or which Lessor provides selectively to one or more tenants (other than Lessee) without reimbursement.

21. Electric power costs for which any tenant directly contracts with the local public service company.

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PREMISES


U: 3,056 s.f.
G: 3,173 s.f.
U: 2,984 s.f.
G: 3,099 s.f.
42'-0'
48'-6'
48'-6
63'-0
33'-0

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SITE PLAN


Noriega Road
Calloway Drive
A
B
C
D
E
F
G
H
J
K
L

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Work Letter to
AIR Commercial Real Estate Association
Standard Industrial/Commercial Multi-Tenant Lease – Gross dated March 31, 2011
between Meridian Calloway, LLC, a California limited liability company, as Lessor, and
Tri-Valley Corporation, a Delaware corporation, as Lessee

THIS Work Letter ("Work Letter") is made by and between Meridian Calloway, LLC, a California limited liability company ("Lessor") and Tri-Valley Corporation, a California corporation ("Lessee") to be part of that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Multi-Tenant Lease – Gross dated the same date hereof (the "Lease"), relative to the premises ("Premises") consisting of Units 101 and 102, as set forth on the site plan attached to the Lease, in the building (the "Building") located at 4927 Calloway Drive, Bakersfield, California. Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in the Lease, the Lease is hereby modified and supplemented as set forth below. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease, unless specifically defined herein. In the event of any conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall govern.

1. Architect and Construction Drawings. Attached hereto as Exhibit A are design development plans ("**Design Development Plans**") and specifications ("**Specifications**") approved by Lessor and Lessee for the improvements to be constructed by Lessor within the Premises.

Lessor has retained an architect/space planner (the "**Architect**") to prepare the Construction Drawings (defined below). Lessor shall retain engineering consultants, as needed, to prepare plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises (the "**Specialty Work**") or, at Lessor's option, the Specialty Work may be constructed under a "*design/build*" contract where each respective subcontractor shall prepare plans and engineering working drawings relating to the Specialty Work. For purposes of this Work Letter, any of the aforementioned parties who shall provide such plans and engineering working drawings shall be referred to herein as the "**Engineers**".

Lessor shall cause the Architect and, to the extent the Specialty Work is not constructed under a design/build contract, the Engineers, to prepare the plans and drawings (the "**Construction Drawings**") for the improvements described in the Design Development Plans and Specifications. Upon completion of the Construction Drawings, Lessor shall submit the same to Lessee for Lessee's approval, which approval or disapproval shall be given within ten (10) days of Lessee's receipt of the same, and which shall not be unreasonably withheld or conditioned, and which disapproval shall only be for the following factors (collectively, "**Design Problems**"): (i) failure of the Construction Drawings to comply with Code; ii) any material inconsistencies in the portion of the Construction Drawings then subject to review as compared to the Specifications; and (iii) any material inconsistencies in the portion of the Construction Drawings then subject to review as compared to the Design Development Plans. Lessee shall advise Lessor within ten (10) days after Lessor's receipt of the applicable portion of the Construction Drawings if they are approved or if there are any Design Problems therewith, as reasonably determined by Lessee. If Lessor is so advised of any Design Problems, Lessor and Lessee shall attempt to resolve the Design Problem. Once the final Construction Drawings have been approved by Lessor and Lessee, the same shall be referred to hereinafter as the "**Final Drawings**." Notwithstanding that any Construction Drawings are prepared by, reviewed or approved by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be

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rendered to Lessee by Lessor or Lessor's space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

Upon approval of the Construction Drawings by Lessor and Lessee, Lessor shall obtain a budget ("**Budget**") to construct the improvements described in the Final Drawings. Within ten (10) days of Lessee's receipt of the Budget, Lessee shall either approve or disapprove of the same. The Budget which is approved by Lessee shall be deemed the "**Approved Budget**."

If (i) the Construction Drawings are not approved by Lessee within twenty (20) days of the date of the Lease, or (ii) the Budget is not approved by Lessor and Lessee within forty-five (45) days of the date of the Lease, then, regardless of the reason for the failure of such event(s) to occur within such periods, Lessor and Lessee shall each have the right to terminate this Lease by providing ten (10) days written notice to the other party at anytime prior to the date that such item is so approved, in which event this Lease shall terminate and neither party hereto shall have any obligations to the other party hereto; provided, however, that Lessee shall reimburse Lessor for the costs incurred by Lessor in connection with the Design Development Plans, the Specifications, the Budget and the Construction Drawings.

2. <u>Permits</u>. After approval by Lessor and Lessee of the Construction Drawings, Lessor shall promptly submit the same to the appropriate governmental authorities for all applicable building permits ("Permits"). Lessee hereby agrees that neither Lessor nor Lessor's consultants shall be liable for any delay or failure in obtaining any building permit or certificate of occupancy for the Premises. No changes, modifications or alterations in any portion of the Final Drawings as approved by Lessor may be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed.

3. <u>Construction of Lessor's Work; Substantial Completion</u>.

a. <u>Construction of Lessor's Work</u>. Upon receipt of the Permits, Lessor shall perform the improvements in accordance with the permitted Final Plans (the "**Permitted Plans**"). The improvements to be performed by Lessor in accordance with the Permitted Plans are hereinafter referred to as the "Lessor's Work." It is agreed that construction of the Lessor's Work will be completed using the methods, materials and finishes set forth in the Specifications, and, to the extent not set forth in the Specifications, Building standard methods, materials and finishes. Lessor shall enter into a direct contract for the Lessor's Work with a general contractor ("**General Contractor**") selected by Lessor. In addition, Lessor shall have the right to select and/or approve of any subcontractors used in connection with the Lessor's Work. Lessor's supervision or performance of any work for or on behalf of Lessee shall not be deemed a representation by Lessor that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Lessee's use, it being agreed that Lessee shall be responsible for all elements of the design of Lessee's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Lessee's furniture, appliances and equipment).

b. <u>Substantial Completion</u>.

3.b.1 Subject to Section 3.b.2 below, Lessee agrees that upon Substantial Completion of Lessor's Work, Lessee shall conclusively be deemed to have accepted the Premises. Lessor's Work shall be deemed "Substantially Completed" ("Substantial Completion" or

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"Substantially Complete") on the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Lessor's Work, whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), or the date on which Lessee first takes occupancy of the Premises, whichever first occurs. Nothing contained in this paragraph shall be deemed to limit Lessor's obligations to repair the Premises, wherever such obligation is expressly set forth in the Lease.

3.b.2 Within thirty (30) days following delivery to Lessee of the Premises with Lessor's Work Substantially Completed, Lessee shall provide the Lessor with a list of those construction items, if any, which are either incomplete or defective. Said list shall be referred to as the "punch-list". The failure of Lessee to submit the punch-list within such time shall be deemed approval of Lessor's Work. Lessor shall use its reasonable efforts to address the items on the "punch-list" within thirty (30) days after the Commencement Date; provided, however, that Lessor shall not be in default of its obligations under the Lease for the failure to address the items on the "punch-list" as long as Lessor used its reasonable efforts to address such items within thirty (30) days after the Commencement Date.

4. Revisions to Permitted Plans. Any revisions to the Final Drawings or Permitted Plans shall require Lessor's prior written consent, which consent shall not be unreasonably withheld. Without limitation to the reasons for Lessor's consent to be deemed reasonably withheld, its shall be reasonable for Lessor to withhold consent if the revisions are anticipated, in Lessor's reasonable discretion, to delay the Substantial Completion of Lessor's Work or to result in an increase in the Lessor's Work Costs above the Approved Budget. If Lessor consents to any such revisions to the Final Drawings or Permitted Plans, Lessor shall have such revisions prepared at Lessee's sole cost and expense and Lessee shall reimburse Lessor for the cost of preparing any such revisions to the Permitted Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Lessor shall notify Lessee in writing of the increased cost in the Lessor's Work, if any, resulting from such revisions to the Final Drawings or Permitted Plans. Lessee, within one Business Day, shall notify Lessor in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Lessor shall have the option to continue work on the Premises disregarding the requested revision. Lessee shall be responsible for any delay in completion of the Premises resulting from any revision to the Final Drawings or Permitted Plans and Lessor's Work (i.e., the Substantial Completion of Lessor's Work shall be deemed to be the day that Lessor would have Substantially Completed Lessor's Work if Lessee did not request revisions to the Permitted Plans and Lessor's Work). If such revisions result in an increase in the cost of Lessor's Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Lessee upon demand and the Approved Budget shall be increased by such increase. Notwithstanding anything herein to the contrary, all revisions to the Permitted Plans shall be subject to the approval of Lessor, in its sole and absolute discretion.

5. Delay. Notwithstanding anything herein to the contrary, except as set forth in Paragraph 50 of the Addendum to the Lease, any delay in the completion of the Lessor's Work or inconvenience suffered by Lessee during the performance of the Lessor's Work shall not subject Lessor to any liability for any loss or damage resulting therefrom or entitle Lessee to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

6. Allowance. Lessor shall provide an allowance for Lessor's Work Costs (defined below) in the amount of Two Hundred Eighty-Three Thousand Eight Hundred Eighty Dollars ($283,880.00) (the "Allowance"). Lessor and Lessee acknowledge that Lessee is responsible for the Lessor's Work Cost (defined below) in excess of the Allowance. Lessee shall not be entitled to any credit,

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abatement or payment from Lessor in the event that the amount of the Allowance specified above exceeds the actual Lessor's Work Costs. The Allowance shall be the maximum contribution by Lessor for the Lessor's Work Costs and shall be subject to the provisions of this Work Letter.

7. Lessor's Work Costs. The term "Lessor's Work Costs" shall mean and include any and all costs and expenses of the Lessor's Work, including, without limitation, all of the following:

(a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, including, without limitation, the Construction Drawings and the Approved Final Drawings) for the Lessor's Work, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans.

(b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of Bakersfield, California, and other applicable agencies and jurisdictions;

(c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d) All direct and indirect costs of procuring, constructing and installing the Lessor's Work, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Lessor's consultants and the General Contractor in connection with construction of the Lessor's Work, and all labor (including overtime) and materials in connection with construction of the Lessor's Work;

(e) All fees payable to the General Contractor, architect and Lessor's engineering firm; and

(f) A construction management fee payable to Lessor in the amount of three percent (3%) of all direct and indirect costs of procuring, constructing and installing the Lessor's Work in the Premises.

8. Excess Lessor's Work Costs. The term "Excess Lessor's Work Costs" as used herein shall mean and refer to the amount by which the Approved Budget exceeds the Allowance. Lessee shall be responsible for all Excess Lessor's Work Costs.

Lessee shall pay Lessor for the Excess Lessor's Work Costs as follows:

a. The first Thirty Thousand Two Hundred Dollars ($30,200) of the Excess Lessor's Work Costs shall be reimbursed to Lessor by Lessee as follows:

> Monthly Base Rent during the first sixty (60) full months of the Original Term of the Lease shall be increased by an amount equal to the "Additional Monthly Base Rent," as that term is defined below, in order to repay the Excess Lessor's Work Costs (up to Thirty Thousand Two Hundred Dollars ($30,200)) to Landlord. The "Additional Monthly Base Rent" shall be determined as the missing component of an annuity, which annuity shall have (a) the amount of the Excess Lessor's Work Costs (up to Thirty Thousand Two Hundred Dollars ($30,200)) as the present value amount; (b) sixty (60) as the number of payments; (c) seventy-one one-hundredths (.71), which is equal to eight and one-half percent (8.5%) divided by twelve (12) months per year, as the monthly interest factor; and (d) the Additional Monthly Base Rent as the missing component of

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the annuity. Landlord and Tenant shall execute an amendment to the Lease setting forth the amount of Additional Monthly Base Rent; provided, however, if the parties fail to enter into the amendment, then the terms of this Section 8 nevertheless shall be self-operative; and

b. If the Excess Lesssor's Work Costs exceed Thirty Thousand Two Hundred Dollars ($30,200), within ten (10) days of the date that Lessor and Lessee approve of the Approved Budget, Lessee shall pay to Lessor an amount ("Estimated Excess Lessor's Work Costs Payment") equal to the difference between the Approved Budget amount and the sum of (i) the Allowance, and (b) Thirty Thousand Two Hundred Dollars ($30,200). After the Substantial Completion of the Lessor's Work, Lessor shall provide Lessee with an invoice ("Billing Invoice") of the Lessor's Work Costs. Within five (5) days of receiving the Billing Invoice, Lessee shall pay to Lessor the Excess Lessor's Work Costs less the sum of (a) the Estimated Excess Lessor's Work Costs Payment actually made by Lessee to Lessor, and (b) Thirty Thousand Two Hundred Dollars ($30,200).

If Lessee fails to remit the sums so demanded by Lessor pursuant to this Section 8 within the time periods required, Lessor may, at its option, declare Lessee in default under the Lease.

9. Miscellaneous. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

Lessor:

Meridian Calloway, LLC, a California limited liability company

By: Meridian Property Company
Its: Managing Member

By: ______________________
Name: ____________________
Its: ______________________

By: ______________________
Name: ____________________
Its: ______________________

Lessee:

Tri-Valley Corporation,
a Delaware corporation

By: John E. Durbin
Name: JOHN E. DURBIN
Its: CHIEF FINANCIAL OFFICER

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EXHIBIT A
DESIGN DEVELOPMENT PLANS
And
SPECIFICATIONS

FLOOR PLAN



OFFICE 1
OFFICE 2
OFFICE 3
SERVER
OFFICE 4
WAR ROOM
OFFICE 5
CONFERENCE
OFFICE 6
WORK/COPY
LOUNGE
RECEPTION/WAIT
OFFICE 7
OFFICE 15
MEN
WOMEN
JAN.
OFFICE 8
OFFICE 14
OFFICE 9
STORAGE
OFFICE 13
OFFICE 12
OFFICE 11
OFFICE 10

N

FLOOR PLAN 1/8"

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EXHIBIT A
DESIGN DEVELOPMENT PLANS
And
SPECIFICATIONS

REFLECTED CEILING PLAN


LEGEND
N.I.C.
RECESSED CAN LIGHT – TYP.

REFLECTED CEILING PLAN 1/8"

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EXHIBIT A
DESIGN DEVELOPMENT PLANS
And
SPECIFICATIONS

POWER & SIGNAL PLAN


OFFICE 1
OFFICE 2
OFFICE 3
SERVER
OFFICE 4
OFFICE 5
WAR ROOM
CONFERENCE
OFFICE 6
WORK/COPY
LOUNGE
RECEPTION/WAIT
OFFICE 7
MEN
WOMEN
JAN.
OFFICE 15
OFFICE 8
OFFICE 14
OFFICE 9
STORAGE
OFFICE 13
OFFICE 12
OFFICE 11
OFFICE 10
N

POWER AND SIGNAL PLAN 1/8"

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Tri-Valley Corporation Office Improvements
4927 Calloway Drive, Bakersfield CA.
Suite 101
March 29, *2011Revised 4-4-11*
OFFICE SPECIFICATIONS:

GENERAL NOTES:

1. General Contractor shall visit the project site and verify all existing dimensions for accuracy with construction documents. Contractor shall notify Architect of any discrepancies prior to submission of bids and start of construction.
2. Space Plan is not to scale. Written dimensions shall govern.
3. These specifications are predicated on Design Development Plans prepared Skarphol Associates titled Tri-Valley Tenant Improvement and dated 3-25-11. The plans include the floor plan, the reflected ceiling plan and the power and signal plan.

CONSTRUCTION NOTES:

1. All work shall comply with building tenant improvement standards.
2. The Contractor shall verify field conditions and shall notify Architect of any discrepancies prior to performing any affected work.
3. Contactor shall verify all dimensions in field prior to construction. Contractor to notify Architect of any +/- dimensions off by more than 2".
4. "Align" shall mean to accurately locate finish faces in the same plane.
5. "Similar" means comparable characteristics for the condition noted. Verify dimensions and orientation on plans and elevations.
6. Fire extinguishers shall be provided in accordance with fire department requirements. Fire extinguishers to be installed at +48" max. above finished floor to working parts and shall be located within a 75'-0" foot travel distance from any point in the suite in semi-recessed cabinet.
7. Caulk insulated partitions at floor for acoustical separation.
8. Finish sheet rock completely to floor to ensure a solid wall base installation.
9. Adjust partition thickness and cavity for internal inclusions, such as plumbing and for correct installation of fixtures, panels, boxes, etc.
10. Patch and repair any holes/defects in existing walls. Remove existing name plaques and any existing wall covering. Refinish walls as required.
11. Contractor shall coordinate and provide framing/blocking/backing in partitions and ceiling for millwork, wall/ceiling attached items and switches as required.
12. All new finishes shall align flush with existing, remove the corner bead and align studs to provide flush finish.
13. Contractor shall confirm existing rated doors for rating compliance and components.
14. Where existing doors are to remain, or be reused, contractor shall remove non-applicable name plaques and residual adhesives, and touch-up or refinish doors as required to provide "like new" appearance.
15. Plumbing work shall be design/build by contractor in accordance with applicable codes and standards, and shall comply with uniform plumbing code requirements. Contractor shall provide design build MEP's for the project.
16. Any new HVAC duct or pipe conduit penetrations through existing or new rated walls shall be smoke with fire dampers and/or fire caulked as required by code.

CONSTRUCTION SIGN-OFFS

Prior to construction:

1. Copy of approved drawings
2. Copy of construction permit

Subsequent to construction:

1. Two (2) complete sets of As-Built Drawings and Shop Drawings
2. One (1) complete set of As-Built Drawings on Auto Cad (CD)
3. Warranty/Guarantee Information

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4. Copy of signed-off job card
5. Equipment use permits (if required)
6. Instructional material on equipment operation
7. Sub contractor contact info sheet added to close-out book

00000 CONTRACTING REQUIREMENTS

00700 Clean up

1. Construction Area is to remain neat and presentable though out the construction process.
2. Final Clean up is required.

06000 – DIVISION 6 – WOOD & PLASTIC (Break Room)

06100 Rough Carpentry / 06200 Finish Carpentry

1. The interior of all cabinetry to be White Melamine
2. All interior adjustable shelving to be made of White Melamine
3. Plastic Laminate (all exposed surfaces except countertop and backsplash) (To Be Confirmed or Selected)
   a. Wilsonart
   b. Color: Color to be selected
4. Plastic Laminate (Countertop and Backsplash) (To Be Confirmed or Selected)
   a. Wilsonart - #4848-38
   b. Color: *TBD*
5. Cabinet
   a. ¾" Plywood or MDF at all exterior surfaces.
   b. Plastic laminate on all exposed exterior surfaces
   c. Back of cabinet to be 3/8" plywood.
6. Cabinet hardware
   a. Concealed European hinges with 4" brushed chrome 'C' pulls
7. Drawers
   a. ½" wood hardboard bottom with plastic laminate exterior finish and white Melamine interior finish
8. Shelves
   a. ¾" particular board at all interior surfaces. All interior surfaces of cabinets to have Melamine Finish.
   b. Plastic laminate to be installed at all exposed exterior surfaces..

07000 – DIVISION 7 – THERMAL & MOISTURE PROTECTION

1. THE RESTROOM WALLS WILL BE INSULATED WITH FIBERGLASS BATT INSULATION.

07800 Fire Sprinkler

1. Prior to modification of or addition to existing fire sprinkler system, General Contractor shall contact the local Fire Department to identify all requirements. General Contractor shall provide all drawings and/or calculations to the Fire Department prior to modification of fire Sprinkler System.
2. Sprinkler drop to accommodate new T-Bar Ceiling.
3. Fire stopping as needed.
4. Access panel per code for the fire sprinklers.

08000 – DIVISION 8 – DOOR & WINDOWS

08050 Basic Door & Window Materials and Methods / 08200 Wood Door / 08700 Hardware

1. All interior doors to be 3'-0"x7'-0", *paint grade with finish field applied and finish TBD*
2. All interior door and window frames to be Western Integrated, Clear anodized aluminum..
3. All door hardware and accessories to be brushed chrome in finish.
4. All Doors, Frames, and Hardware shall be fire-rated assemblies with approved labels where specified on plans and / or door schedule.
5. All exit doors shall be operable for egress without any special effort, knowledge, or key.
6. All hand activated door opening hardware shall be centered between 30 inches and 44 inches above the floor. Latching and locking doors that are hand activated and which are in a path of travel, shall be operable with a single effort by lever type hardware, by panic bars, by push-

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pull with single effort by lever type hardware, by panic bars, by push-pull activation bars, or by other hardware designed to provide passage without requiring the ability to grasp the opening hardware, if required by ADA code & Fire code.

7. Maximum effort to operate doors shall not exceed 5 lbs. for interior / exterior doors and 15 lbs. for rated doors. Such pull or push effort being applied at right angles to hinged doors and at the center line of sliding or folding doors.
8. New door closers shall be adjusted so that from an open position of 70 degrees, the door will take at least 3 seconds to move to a point 3" from the latch measured to the leading edge of the door.
9. Thresholds at doorways shall not exceed ½" in height. Raised thresholds and floor level changes at accessible doorways shall be beveled with a slope no greater than 1:2 for height over ¼".
10. Contractor shall coordinate the fitting of all doors per the specification once the finish flooring has been installed.
11. Undercut doors so that the bottom of the door is 1/8" minimum and ¼" maximum above finished floor material.
12. Field measure openings to assure proper fit.
13. At the hinge side, locate the face of the door jamb so that the face of the door in the open position is 4" from the nearest returning parting and allow for a 90 degree swing.
14. Provide all trim attachments and fastenings required for proper installation.
15. Neoprene sound-strip all doors at the head and jamb.
16. Coordinate all locking, latching and keying requirements for the building use, and security with the tenant representative prior to ordering and install hardware. All office doors shall be lockable individual locks, key to single master key.
17. Install hardware according to the standards and requirements of the manufacturer.
18. Test and adjust doors for smooth, quiet operation.
19. Touch-up and repair all imperfections in metal frames.
20. Contractor to verify existing rated doors comply with all rating requirements.
21. All rated doors shall be provided with gaskets for smoke and draft control – CBC
22. Private offices will feature glass side lights.
23. The conference room and the war room will have full height wall walls as shown on the plan.

<u>09000 – DIVISION 9 - FINISHES</u>

09200 (Plaster Gypsum Board) Interior Partition Walls

<u>Demising Wall</u>

1. 6"x20 ga. Metal stud wall with framing at 16" o.c. from slab to under side of roof deck-Provide 5/8" thick gypsum board, full height, both sides of framing. Finish schedule sheet. Insolated with R-19 batt insulation.

<u>Interior Partition Walls</u>

2. 3-5/8" x 20 ga. Metal stud wall framing at 16" o.c. from slab to a minimum of +6" above highest adjacent ceiling plan-provide 5/8" thick gypsum board, full height, both sides of framing. Finish per finish Schedule Sheet. R11 insulation.
3. Hang, tape and finish drywall with a light trowel finish..

09700 Wall Finishes / 09900 Paints & Coatings

1. General Paint (all walls except accent wall) (Paint all exposed gyp. Board surfaces in a satin finish)
    a. 5/8" taped and texture gypsum board
    b. Paint Dunn Edwards or equal: Color to be selected
2. Accent Paint (To Be Confirmed)
    a. 5/8" taped and textured gypsum board
    b. Dunn Edwards or equal: color to be selected
3. Dropped header Paint (To Be Confirmed)
    a. Dunn Edwards or equal: color to be selected.
4. All paint color changes shall occur at inside corners.
5. Repair and prepare existing surfaces shown to remain as required for application of new finishes. All painted surfaces shall be properly prepared and primed. Surfaces as prepared by

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other trades that are no satisfactory shall be called to the attention of the General Contractor prior to painting

6. Prior to application of paint, all surfaces shall be properly prepared, taped, and smoothed.
7. All access plates, panel boxes, fire extinguisher cabinets, etc. shall be painted to match adjacent wall. (except S.S. finish and factory white).
8. Contractor shall provide (3) 8-1/2" x 11" brush-outs of each paint color to Architect for approval (2) weeks prior to commencement of work. Approval is required prior to purchase of paint.
9. Paint finish to be Eggshell Enamel throughout finished interior space. All toilet and break rooms to receive a semi-gloss Enamel Finish.

09500 Ceiling / 09800 Acoustical Treatment

1. Acoustical Ceiling Tile
1. Flat 2'x4' lay-in tiles. Armstrong "Second Look"
2. Color: White
3. Size: 24"x48"x3/4"
4. Grid size 15/16"
5. Gypsum Board
    1. 5/8" taped and textured gypsum board
    2. Paint (W1) to match adjacent wall finish
6. Gypsum Board (Dropped Header)
    3. 5/8" taped and textured gypsum board
    4. Paint (W3) to match adjacent acoustic ceiling tiles
7. Height of typical ceiling shall be *as shown on the design development drawings.*
8. Light fixtures and HVAC registers to be located on ceiling grid. All recessed down lights / wall washers shall be located on center of tile, or center of 2x4 section of tile, TYP.
9. Contractor shall notify Architecture of any conflicts between the ceiling grid system, HVAC duct / registers, lighting or sprinkler fixtures prior to installation. Any fixture relocation subject to approval.
10. All new and existing ceiling system in areas of work shall have seismic bracing as required by applicable codes. Retrofit (E) ceiling with compression posts where required.
11. Fire dampers shall be provided at all penetrations of fire-rated partitions (or rated ceilings) above suspended ceiling as requires. Such dampers shall be fire / smoke with smoke activation as required by CBC
12. All damaged ceiling tiles and grid members shall be replaced. Install (N) tiles in one room or area.

09600 Flooring

1. Carpet All areas except *where ceramic tile, sheet vinyl and VCT are installed. Sheet vinyl will be installed in the janitor's closet. VCTile will be installed in the server room and lounge, A ceramic tile floor will be installed in the restrooms.*
    a. Shaw or equal
    b. Color TBD.
    c. multi-level loop carpet 28 oz.
2. *Sheet vinyl will be installed in the janitor's closet,*
    a. Pattern and material TBD.
3. *VCT shall be Armstrong Standard Excelon with 2 accent colors. Color TBD.*
4. *Ceramic Tile will match the wainscot. Material and color TBD.*
5. *Rubber Base (To Be Confirmed)*
    a. Burke
    b. Color TBD.
    c. 4 ¼" Height
6. Transitions between materials shall be smooth.
7. Maximum vertical change in finish floor level shall be ¼"

8. Contractor shall notify tenant and building management before disposing of salvageable scraps of finished materials.

9. All finishes shall comply with flame spread requirements as stipulated in codes and ordinances as required.

10. Break Area: VCT flooring installation with two accent colors, Armstrong Standard Excelon or equal, layouts shall be such that no row of tiles is less than ¼ tile width / length. Layouts shall be adjusted accordingly (if applicable).

Initials:

11. Moisture testing: Contactor shall perform all necessary testing for excess moisture in slabs and treat accordingly prior to installation of floor finish.
12. All floor surfaces shall be prepared such that surfaces are smooth, level and free of defects. Floor shall be thoroughly cleaned prior to the application of adhesives.
13. Floor finish transitions shall occur below centerlines of doors in closed position.
14. Contractor shall level floors at 1/8" per foot max. to provide smooth transitions from floor finish to floor finish.
15. Where carpet is specified with glue-down installation, base shall be coved. Provide straight cut base at carpet over pad.

12400 DIVISION 12 – FURNISHINGS (Restrooms-WHEN APPLICABLE)

12400 Furnishings & Accessories

1. Unless otherwise noted, all toilet room accessories are by Bobrick (or equal). General Contractor shall provide and install all toilet accessories as noted:
    a. Grab bars (B-6806) x 36" and (B-6806) x 42"
    b. Toilet paper dispenser (B-4388)
    c. Combo paper towel dispenser and waste receptacle (B-4369)
    d. Soap dispenser (B-4063)
    e. 24" x 36" wall hung mirror with frame, B-165 series (B-2436)
    f. Seat cover dispenser (B-4221)
2. 5/8" gypsum wall board, typical. (moisture resistant gypsum board to be installed where required by code)
3. Ceramic tile Wainscot from floor to point of +5'-0" A.F.F. on two walls of the rest rooms..
5. Restroom sink
    a. Counter with bowl ceramic sink
    b. Ceramic water closet.
    c. Color: *TBD.*
6. Paint finish to be Eggshell Enamel throughout Finished interior space. All toilet rooms to receive a Semi-gloss enamel finish.
7. Handicap signage for restroom to be black with white lettering (blue not Acceptable).

15000 – DIVISION 15 – MECHANICAL

15400 Plumbing Fixtures & Equipment

1. Gas and Condensation for roof mounted HVAC unit.
2. Stainless steel kitchen sink double basin.
3. Insta Hot Water heater on dedicated circuit for each lavatory.
4. Design included. Permit excluded

15700 Heating, Ventilating & Air Conditioning Equipment

1. Roof Patch
2. New curb mounted HVAC unit
3. Roof Jack
4. Structural Support
5. Roof mounted gas/electric unit (Mechanical sized to space)
6. Roof curb.
7. Programmable T-Stat with wiring
8. Sheet metal ductwork, registers and grills.
9. Title 24 Energy Calculations
10. Design included. Permit Excluded

16000 – DIVISION 16 – ELECTRICAL

16500 Lighting

1. 2'-0" X 4'-0" ceiling hung Prismatic light fixtures.
2. Light fixture placement may be adjusted by the Contractor for uniform light levels subject to approval by Architecture.
3. Emergency lighting and illuminated exit signs shall be provided as required by the building department and per UBC

Initials:

4. All ceiling fixtures and wiring for light fixtures, exit signs or other electrical devises shall be U.L. approved and shall be installed in conduit or other wiring method approved by the building department.
5. Light fixture switching shall conform to Title 24 requirements. Light fixtures in any work area within 15'-0" of exterior glass shall be double switched separately from remainder of space. Provide additional framing for proper location of switches.
6. All light switches and other wall mounted controls shall be mounted at 48" above floor.
7. Switches shall be ganged and covered by a single plate where shown adjacent to each other. Color of cover plates, receptacles and switches shall be bldg. STD.
8. Submittals for all light fixtures including specifications and locations are required for approval by Architecture prior to order placement or installation.
9. All light fixtures shall function as new. In reused fixtures, replace lamps, ballasts, and clean or replace lenses as required.
10. Engineering of the lighting design shall be provided by the electrical contractor in accordance with applicable building codes and regulations for building life safety, emergency, egress and night light.
11. In rooms greater than 100 square feet where the space more than one light source, the lighting shall be reduced to at least one-half by dual switching of alternate lamps (2-lamp fixture) or switching the middle lamp of 3-lamp fixtures independently of the outer lamps (3-lamp fixture).

16800 Sound & Video

1. Not in contract.

16900 Fire Life and Safety

1. Provide a system with pull and strobes.

Initials: